Exhibit 16.1


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                        Chisholm, Bierwolf & Nilson, LLC
                          Certified Public Accountants
                         533 West 2600 South, Suite 250
                              Bountiful, Utah 84010
                   (801) 292-8756 Telephone (801) 292-8809 Fax
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Securities & Exchange Commission
Washington, D.C. 20549


July 15, 2004


Re: Trinity Learning Corporation

Gentlemen:

We have read Item 4 "CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS" contained in Trinity Learning Corporation's 8-K and are in agreement with the statements contained therein, as they relate to our firm.



Very truly yours,


/s/ Chisholm, Bierwolf & Nilson, LLC
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Chisholm, Biewolf & Nilson, LLC
Salt Lake City, Utah









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                         Members, AICPA - UACPA - PCAOB